Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements No. 333-281582 on Form S-3 and Nos. 333-278196, 333-273276, 333-285732, and 333-285731 on Form S-8 of our report dated March 11, 2026, with respect to the financial statements of Sagimet Biosciences Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 11, 2026